UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and restates in its entirety Item 9.01 contained in the Form 8-K filed by Aviall, Inc. (the “Company”) on July 14, 2006 (the “Original Filing”) in order to include a complete version of Exhibit 99.1 that contains the attachments to such exhibit. Such attachments were omitted from the version of Exhibit 99.1 that was contained in the Original Filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	Amendment No. 5 to the Second Amended and Restated Credit Agreement, entered into as of July 11, 2006, by and among Aviall Services, Inc., Aviall, Inc., the Lenders and Issuers set forth on the signature pages thereto, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets, Inc., as Joint Lead Arranger, Wachovia Bank, National Association, as Joint Lead Arranger and Documentation Agent, and General Electric Capital Corporation and Wells Fargo Bank, as Co-Syndication Agents and Co-Arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel

Date: August 4, 2006

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EXHIBIT INDEX

99.1	Amendment No. 5 to the Second Amended and Restated Credit Agreement, entered into as of July 11, 2006, by and among Aviall Services, Inc., Aviall, Inc., the Lenders and Issuers set forth on the signature pages thereto, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets, Inc., as Joint Lead Arranger, Wachovia Bank, National Association, as Joint Lead Arranger and Documentation Agent, and General Electric Capital Corporation and Wells Fargo Bank, as Co-Syndication Agents and Co-Arrangers.

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